Exhibit T3A.10

MEMORANDUM OF ASSOCIATION OF

NS ELECTRONICS LIMITED

Memorandum Registration No. 0104553048140

We, the undersigned, wish to incorporate the Company and; therefore, enter into this Memorandum of Association of the Company for 2 copies on 23 March 1973 with the following details:

Clause 1. The Name of the Company is written in English: NS Electronics Limited

Clause 2. The office of the Company will be situated in Bangkok

Clause 3. The objects of the Company are as follows:

(1) To carry on the business of purchase, sale and manufacturing of electrical products including accessories for all types of electrical products, as well as to export such products outside the Kingdom;

(2) To import goods relating to such products as stated in (1);

(3) To purchase, lease, sublease land and real estate in the Kingdom and abroad;

(4) To request, accept, purchase, transfer, receive trademarks, patents, patent rights, trade names, and to receive concessions, protections and privileges to carry on the objectives of the Company;

(5) To create, pay, receive, endorse notes, sale invoices (bills of lading) for the business of the Company;

(6) To borrow, lend with or without interest and whether or not guaranteed by persons or properties, and to guarantee loans of natural or juristic persons, except for businesses of funds relating to securities and finances;

(7) To accept a mortgage or pledge (except for businesses of Credit Foncier), to mortgage or pledge to secure a loan or other forms of guarantee for the business of the Company;

(8) To receive all forms and types of payment from natural or juristic persons for the business of the Company;

(9) To enter into a limited liability partnership as a limited partner or to enter into any limited company as a shareholder whether having the same objectives as the Company;

(10) To establish a broker, agent, commission agent of the Company, including branch offices globally;

(11) To commerce a lawsuit and to defend itself in various proceedings in any court in the world, to request for arbitration proceedings, and to enter into agreement or make any compromise in carrying on the business.

Clause 4. The liability of the shareholders of this Company is limited to the amount that has not been fully paid on the shares respectively held by them.

“                                                                  ”

(If the directors are to be liable unlimitedly, state such liability. If not, fill in “                         ”.)

Clause 5. The capital of the Company shall be Baht One Hundred Thousand (100,000), divided into Ten Thousand (10,000) shares of Baht One Hundred (100) each.

We hereby authorize Mr. Sanan Sawatnavin, a promoter, to register and deliver this Memorandum of Association to the Partnerships and Companies Registration Office and to carry out any actions in dealing with the Partnerships and Companies Registrar on our behalf.

Clause 6. The name, address, occupation, signature of each of the 7 promoters and the number of shares subscribed for by them are as follows:

(1) I, Mr. Robert Benjamin Mollerstuen	Nationality: American	Age: 58
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok
Occupation: Businessperson	Subscribed for: 1 share	-Signature-

(2) I, Mr. Andrew Roderick Walter Wynde	Nationality: English	Age: 27
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok
Occupation: Lawyer	Subscribed for: 1 share	-Signature-

(3) I, Mr. Sanan Sawatnavin	Nationality: Thai	Age: 35
Residing: 626 Mooban Mitrphab, Nongbon Sub-District, Phra Khanong District, Bangkok
Occupation: Employee	Subscribed for: 1 share	-Signature-

(4) I, Mr. U Tin Shwe	Nationality: Burmese	Age: 31
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok
Occupation: Lawyer	Subscribed for: 1 share	-Signature-

(5) I, Mr. Prasong Khamsa	Nationality: Thai	Age: 22
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok
Occupation: Employee	Subscribed for: 1 share	-Signature-

(6) I, Mr.Chanchai Somjai	Nationality: Thai	Age: 27
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok
Occupation: Employee	Subscribed for: 1 share	-Signature-

(7) I, Mr. Pramoj Amornpibul	Nationality: Thai	Age: 27
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok
Occupation: Employee	Subscribed for: 1 share	-Signature-

ATTESTATION OF WITNESSES

I, Mr. Sunee Dulmanat	Nationality: Thai	Age: 22
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok

I, Ms. Wilailuk Klaithomlu	Nationality: Thai	Age: 22
Residing: 297 Surawong Road, Surawong Sub-District, Bangrak District, Bangkok

This is to certify that all promoters have signed their names in our presences.

(Signature) -signed- Witness

(Signature) -signed- Witness

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTRONICS LIMITED

(As Amended)

By a special resolution of the meetings on 9 August 1973 and 3 September 1973, Clause 2 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 2 The office of the Company will be situated in Samut Prakarn Province.”

Certified True Copy

-signed-

(Mr. Andrew Roderick Walter Wynde)
Director

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTORNICS LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 7 on 17 July 1975 and the Extraordinary General Meeting of Shareholders No. 8 on 4 August 1975, Clause 5 of Memorandum of Association of the Company shall be amended to read that:

“Clause 5	The capital of the Company is Ten Million, One Hundred Thousand Baht (10,100,000.- Baht) divided into One Hundred and One Thousand shares (101,000) of One Hundred Baht (100) each.”

Certified True Copy

-signed-

(Mr. Chester Stanley Rivers)
Director

SEAL	STAMP DUTY

Memorandum of Association

of

NATIONAL SEMICONDUCTOR (BANGKOK) LIMITED

(As Amended)

By a special resolution of the Ordinary General Meeting of Shareholders No. 12 on 26 September 1985 and the Extraordinary General Meeting of Shareholders No. 1/1985 on 11 October 1985, Clause 5 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 5	The capital of the Company is Twenty Million, Two Hundred Thousand Baht (20,200,000.- Baht) divided into Two Hundred and Two Thousand shares (202,000) of One Hundred Baht (100) each.”

Certified True Copy

-signed- Director

(Mr. George Arthur Shaw, Jr.)

-signed- Director
(Mr. David Leman)

SEAL	STAMP DUTY

Memorandum of Association

of

NATIONAL SEMICONDUCTOR (BANGKOK) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 1/1993 on 11 March 1993 and the Extraordinary General Meeting of Shareholders No. 2/1993 on 26 March 1993, Clause 5 of the Memorandum of Association of the Company shall be amended to read that:

“Clause	5 The capital of the Company is Two Hundred and Fifty Four Million Baht (254,000,000) divided into Two Million, Five Hundred and Forty Thousand shares (2,540,000) of One Hundred Baht (100) each.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thawachai Boonchaiya)

-signed- Director
(Mr. Terry Martin Darnower)

SEAL	STAMP DUTY

Memorandum of Association

of

NATIONAL SEMICONDUCTOR (BANGKOK) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 3/1993 on 15 April 1993 and the Extraordinary General Meeting of Shareholders No. 4/1993 on 4 May 1993, Clause 5 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 5	The capital of the Company is Two Hundred and Fifty Four Million Baht (254,000,000) divided into Twenty Five Million, Four Hundred Thousand shares (25,400,000) of Ten Baht (10) each.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thawachai Boonchaiya)

-signed- Director
(Mr. Terry Martin Darnower)

SEAL	STAMP DUTY

Memorandum of Association

of

NATIONAL SEMICONDUCTOR (BANGKOK) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 3/1993 on 15 April 1993 and the Extraordinary General Meeting of Shareholders No. 4/1993 on 4 May 1993, Clause 1 and Clause 5 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 1	The Name of the Company is “NS Electronics Bangkok (1993) Limited.”

“Clause 5	The capital of the Company is Two Hundred and Eighty Million Baht (280,000,000) divided into Twenty Eight Million shares (28,000,000) of Ten Baht (10) each.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thawachai Boonchaiya)

-signed- Director
(Mr. Terry Martin Darnower)

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTRONICS BANGKOK (1993) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 2/1998 on 21 July 1998 and the Ordinary General Meeting of Shareholders No. 1/1998 on 28 August 1998, Clause 3 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 3	The Company has 15 objectives as appearing on Form Wor as attached.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thawisak Tangsupanich)

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTRONICS BANGKOK (1993) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 2/1998 on 21 July 1998 and the Ordinary General Meeting of Shareholders No. 1/1998 on 28 August 1998, Clause 5 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 5	The capital of the Company is Two Billion, Eight Hundred and Ten Million, Nine Hundred and Twenty-Five Thousand, Three Hundred and Eighty Baht (2,810,925,380) divided into Two Hundred and Eighty-One Million, Ninety-Two Thousand, Five Hundred and Thirty-Eight shares (281,092,538) of Ten Baht (10) each.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thawisak Tangsupanich)

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTRONICS BANGKOK (1993) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 2/1998 on 21 July 1998 and the Ordinary General Meeting of Shareholders No. 1/1998 on 28 August 1998, Clause 5 of the Memorandum of Association of the Company shall be amended to read:

“Clause 5	The capital of the Company is Two Billion, Nine Hundred and Forty-Three Million, Nine Hundred and Ninety-Six Thousand, Seven Hundred and Twenty Baht (2,943,996,720) divided into Two Hundred and Ninety-Four Million, Three Hundred and Ninety-Nine Thousand, Six Hundred and Seventy-Two shares (294,399,672) of Ten Baht (10) each.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thamnu Wanglee)

-signed- Director
(Mr. Thawisak Tangsupanich)

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTRONICS BANGKOK (1993) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 2/1998 on 21 July 1998 and the Ordinary General Meeting of Shareholders No. 1/1998 on 28 August 1998, Clause 5 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 5	The capital of the Company is Two Billion, Nine Hundred and Ninety-Eight Million, Four Hundred and Twenty-Five Thousand, Three Hundred and Eighty Baht (2,998,425,380) divided into Two Hundred and Ninety-Nine Million, Eight Hundred and Forty-Two Thousand, Five Hundred and Thirty-Eight shares (299,842,538) of Ten Baht (10) each.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Thamnu Wanglee)

-signed- Director
(Mr. Thawisak Tangsupanich)

SEAL	STAMP DUTY

Memorandum of Association

of

NS ELECTRONICS BANGKOK (1993) LIMITED

(As Amended)

By a special resolution of the Extraordinary General Meeting of Shareholders No. 2/2006 on 25 August 2006 and the Extraordinary General Meeting of Shareholders No. 3/2006 on 4 October 2006, Clause 1 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 1	The Name of the Company is “UTAC Thai Limited” written in English: “UTAC Thai Limited”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed- Director
(Mr. Udom Udompanyawit)

SEAL	STAMP DUTY

Memorandum of Association

of

UTAC THAI LIMITED

(As Amended)

By a special resolution of the Ordinary General Meeting of Shareholders No. 1/2016 on 29 April 2016, Clause 3 of the Memorandum of Association of the Company shall be amended to read that:

“Clause 3	The Company has 18 objectives as appearing on Form Wor as attached.”

This is to certify that the said contents are provided in accordance with the above-mentioned resolution.

-signed-
(Mr. Thanarkhom Chavasiri)
Director

SEAL	STAMP DUTY